SERVICE AGREEMENT

This agreement is made and entered on December 27 2016, by and between Protel Management, LLC a Ukrainian company who is engaged in the business as a "Client” and Strong Solutions Inc., engaged in the business as a (“Manager”)

WHEREAS the CLIENT is the duly registered and lawful represent of the Real Estate Property;

WHEREAS the MANAGER is actively engaged as a Property Management company;

WHEREAS the MANAGER agrees to manage the property given by the CLIENT;

1. TERM

The term of this Agreement shall be for Three (3) years, shall automatically be renewed for successive one (1) year periods and shall cover all service arranged by Manager for Clients within the validity of this Agreement; provided, however, that this Agreement may be terminated at any time by giving ten (7) days prior written notice to the other party.

2. OPERATING AUTHORITY

Manager represents that it is duly authorized to perform services by Client request.

Price for the service shall be 5.5% commission from gross revenue that he received from participating

Manager in the business. The Management Fee shall be paid directly to Manager’s bank account. Also, Manager shall be entitled to reimbursement for out-of-pocket reasonable and customary expenses actually incurred by Manager in the discharge of its duties hereunder.

3. PAYMENT FOR SERVICES

Client shall pay for the services provided by Manager in accordance with payment terms set by Manager for Client either in writing or orally. Client shall make payments to Manager by wire transfer to Manager’s banking account. Responsible for the payments will be director or other person – company’s representative appointed by the director.

4. INDEMNIFICATION

Manager hereby agrees to indemnify, defend and hold Client, all persons and companies affiliated with Client, and all officers, shareholders, directors, employees and agents of Client and of any affiliated companies or persons (collectively, the "Indemnified Persons") harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages, and claims in connection with the management of the Property and operations thereon (including the loss of use thereof following any damage, injury or destruction), arising from any cause or matter whatsoever, including, without limitation, any environmental condition or matter, except to the extent attributable to the willful misconduct or gross negligence on the part of the Indemnified Persons.

5. INDEPENDENT.

Manager represents the independent company under this Agreement.

6. ASSIGNMENT

Manager shall not assign this Agreement to any party without the consent of Client.

7. STANDARD FOR PROPERTY MANAGER'S RESPONSIBILITY

Manager agrees that it will perform its obligations hereunder according to Industry Standards, in good faith, and in a commercially reasonable manner.

8. SECTION HEADINGS

The numbered section headings appearing in the Agreement do not constitute any part of this Agreement and shall not be considered in it interpretation.

9. SIGNATURES/ WRITINGS

Except where certified mail is specified, this Agreement and subsequent writings relating to this Agreement must be signed and may be transmitted by facsimile or scanned and sent by electronic mail. The signatures n such facsimile and scanned copies shall operate to bind the parties with the same force and effect as original signatures.

10. CONFIDENTIALITY

Except as required by Law, the terms and conditions of this Agreement and information pertaining to any circumstances hereunder shall not be disclosed by either party to persons other than its directors, officers, employees, agent, attorneys, accountants and auditors. The provisions of this paragraph shall survive the cancellation, termination or expiration of this Agreement.

11. COMPLETE AGREEMENT

This Agreement constitutes the entire agreement of the parties with reference to the subject matters herein, and may not both parties sign changed, waived, or modified except in writing. This Agreement shall be construed in accordance with the laws of the State of Nevada. All civil actions filed as a result of disputes arising out of this agreement shall be filed in the court of proper jurisdiction in the State of Nevada.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the day and year first above written.

Client	Manager

Protel Management, LLC	Strong Solutions Inc. 9/11
Gudanova str. #3	2/31 Korolenko str.
Kharkov, Ukraine 61024	Kharkov, Ukraine 61000
Phone:+380-66-8811-4777	Phone: +380-99-387-5414

/s/ Sergii Povalyaiev	/s/ Andrii Guzii
Sergii Povalyaiev	Andrii Guzii
Director	Director